UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)                 March 9, 2011

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Hampton Roads Bankshares, Inc. (the “Company”), the holding company for Bank of Hampton Roads and Shore Bank, issued a press release today regarding financial results for the fourth quarter and full year of 2010, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Use of Non-GAAP Financial Measures.

Certain measures provided in the press release attached as Exhibit 99.1 may be deemed to be non-GAAP financial measures.  Tangible common equity to tangible assets ratio is not a measure recognized under U.S. generally accepted accounting principles (“GAAP”) and, therefore, is considered a non-GAAP financial measure.  The most comparable GAAP measure is the ratio of total common shareholders’ equity to total assets.

Management uses this non-GAAP financial measure to assess the strength of the Company’s capital position.  The Company believes that this non-GAAP financial measure provides meaningful additional information about the Company to assist investors in evaluating the Company’s financial strength and capitalization.  The tangible common equity to tangible assets ratio is used by management and investment analysts to assess the strength of the Company’s capital position absent the effects of intangible assets.  Management, banking regulators and many stock analysts use the tangible common equity ratio in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of intangible assets.

Below is a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

Non-GAAP Measurement
(From Press Release)
December 31, 2010
(unaudited)
	As of	As of	As of
(in thousands)	December 31, 2010	September 30, 2010	December 31, 2009

Total assets	$2,900,156	$3,067,572	$2,919,576
Less: intangible assets	(10,858)	(11,353)	(12,839)
Tangible assets	$2,889,298	$3,056,219	$2,906,737

Total shareholders' equity	$190,795	$168,543	$125,013
Less: intangible assets	(10,858)	(11,353)	(12,839)
Shareholders' equity - tangible	$179,937	$157,190	$112,174

Total shareholders' equity	$190,795	$168,543	$125,013
Less: intangible assets	(10,858)	(11,353)	(12,839)
Less: preferred equity	-	-	(134,970)

Common shareholders' equity - tangible	$179,937	$157,190	$(22,796)

Tangible common equity to tangible assets	6.23%	5.14%	-0.78%
Total common shareholders’ equity to total assets	6.58%	5.49%	-0.34%

Item 7.01	Regulation FD Disclosure.

As noted in Item 2.02, the Company issued a press release regarding its financial results, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 2.02 above and this Item 7.01, including that which is incorporated by reference, is being furnished to the Securities and Exchange Commission (the “SEC”).  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Ex. 99.1                      Press Release, dated March 9, 2011.

Forward-Looking Statements

Certain statements made in the attached press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about cleaning up the Company’s balance sheet and managing nonperforming assets in the future.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, and the Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2010, as amended, June 30, 2010, and September 30, 2010, and other filings made with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: March 9, 2011	By:	/s/ John A. B. Davies, Jr.
John A. B. Davies, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Ex. 99.1	Press Release, dated March 9, 2011.